EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT is entered into on this 20th day of May, 1998, as amended and restated on January 7, 1999 between UNITED AMERICAS BANKSHARES, INC., a Georgia corporation (the "Company"), and VINCENT D. CATER (the "Executive").

     WHEREAS, the parties hereto desire to enter into an agreement for Company's employment of Executive on the terms and conditions contained herein;

     THEREFORE, in consideration of the premises and the mutual covenants, benefits and conditions herein contained, the parties hereto agree as follows:

     1.   EMPLOYMENT.  The Company hereby employs Executive, and
          ----------
Executive hereby accepts employment, as President, Chief Executive Officer and Senior Credit Officer of the Company; and in such capacity Executive will report to the Board of Directors and will perform such customary managerial services and duties as the Board may from time to time designate during the term hereof which are consistent with duties customarily required of senior officers of financial institutions. Executive will devote his full business time, attention and energies to the diligent performance of his duties as an employee of the Company. Executive will not, without the prior written consent of the Company, directly or indirectly, at any time during the term of his employment with the Company: (a) accept employment with or render services of a business, professional or commercial nature to any other business; (b) engage in any venture or activity that the Company may in good faith consider to be competitive with or adverse to the business of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise except for passive investments in publicly traded companies; or (c) engage in any venture or activity that the Company may in good faith consider to interfere with Executive's performance of his duties hereunder.

     2.   TERM.  Executive's employment is for an initial term ending
          ----
on January 31, 2002. When the initial term expires, this Agreement will be automatically renewed for successive one-year terms, unless sooner terminated in accordance with SECTION 4.

     3. Salary and Benefits. As compensation for Executive's services to the Company during the term of this Agreement, the Company will pay the following compensation and benefits to Executive:

          3.1. ANNUAL SALARY.  The Company will pay to Executive,
               -------------
during the first year of this Agreement, an annual salary at the rate of $135,000 per year, payable (i) monthly, (ii) in accordance with the customary payroll policy of the Company in effect at the time such payment is made, or (iii) as the Company and Executive may otherwise mutually agree. The annual salary of the Executive will be reviewed by the Board of Directors of the Company on an annual basis and will be annually increased in an amount not less than four percent (4%) of the Executive's then-current annual salary.

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          3.2. VACATION AND OTHER BENEFITS.  Executive will be
               ---------------------------
entitled to (a) vacation during each year of employment by the Company in accordance with the policies of the Company in effect from time to time, (b) share in any employee benefits provided by the Company from time to time on the same basis as similarly situated employees of the Company, so long as the Company continues to provide or offer such benefits to such employees, and (c) a car allowance package of $750 per month. In addition, Executive will receive membership dues for the Cherokee Country Club and up to one other luncheon club if deemed appropriate by the Board of Directors.

          3.3. STOCK OPTIONS.  (a)  Upon the date the Company
               -------------
completes the initial public offering of its common stock, the Company will grant to Executive options (the "Options") to acquire 25,000 shares of Company common stock at an exercise price equal to the fair market value of the shares of Company common stock on the date of grant as determined by an independent consultant. 10,000 of the Options will vest on the date of the opening of the banking subsidiary of the Company and an additional 5,000 shares will vest on each calendar year-end thereafter for the next three years. The terms and conditions governing the Options will be as set forth in the Form of Stock Option Agreement attached hereto as Exhibit A or an incentive stock option agreement substantially similar to the form attached as Exhibit A.

          (b) If the Company terminates Executive's employment without Cause, any then-vested options may be exercised for a period of ninety (90) days from the date of termination. If at any time during the term of Executive's employment there is a Change in Control, all outstanding options will become immediately exerciseable by Executive.

          3.4. INCENTIVE BONUS.  Subject to the Company exceeding
               ---------------
certain performance targets which shall be determined annually by the Compensation Committee of the Board, Executive will be entitled to receive options to acquire an additional 2,000 shares of Company common stock per year and a cash bonus equal to 15% of Executive's annual salary.

     4.   TERMINATION.
          -----------
          4.1. TERMINATION BY EXECUTIVE.  (a) Executive may terminate
               ------------------------
his employment hereunder by Notice of Termination (as described in Section 6.1) if (i) the Company materially breaches this Agreement and such breach is not cured within thirty (30) days after written notice of such breach is given by Executive to the Company, or (ii) if there is Good Reason. If Executive terminates his employment in accordance with clause (i) or (ii) of this SECTION 4.1(a), Executive will receive:

               (A) his then-current annual salary (subject to withholding of all applicable taxes) for a period of six (6) months from his date of termination, provided, however, if there is a Change in Control within such 6-month period, Executive will receive his then-current annual salary for a period of one
                    (1) year from his date of termination; and

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               (B)  any incentive bonus amounts that Executive had
                    previously earned from the Company for fiscal years that ended before the date of termination, but which may not have been declared or paid as of his date of termination. Executive will also receive a prorated bonus for any uncompleted fiscal year at the date of termination (using the assumption that the performance targets have been achieved), based upon the number of days that he was employed during such fiscal year.

               (b) If Executive terminates his employment other than pursuant to clauses (i) or (ii) of SECTION 4.1(a), the Company's obligations under this Agreement will cease as of the date of such termination. The Company agrees that if Executive terminates employment and is entitled to benefits under this SECTION 4.1, Executive will not be required to mitigate damages by reducing the amount he is entitled to receive hereunder by earnings from subsequent employment.

          4.2. BY COMPANY.  (a)  The Company may terminate Executive's
               ----------
employment under this Agreement at any time during the term of this Agreement by Notice of Termination (as described in SECTION 6.1, provided that no such notice will be required in the event of death),
(i) for Cause, (ii) if Executive becomes Disabled, (iii) upon Executive's death, or (iv) if preliminary regulatory approval to charter the banking subsidiary of the Company is not received prior to April 30, 1999.

               (b) If the Company terminates Executive's employment under this Agreement pursuant to clauses (i) through (iv) of SECTION 4.2(a), the Company's obligations under this Agreement will cease as of the date of employment termination; provided, however, that if Executive's employment terminates as a result of death or Disability, any unpaid benefits payable under this Agreement and any benefits payable under any other benefit plans of the Company upon Executive's death or Disability will be provided by the Company. If Executive dies after June 30 in any year, all shares which would vest at the end of the then current calendar year will accelerate and the Executive's estate shall have ninety (90) days after his death to exercise all vested options.

     5.   DEFINITIONS.  For purpose of this Agreement, the following
          -----------
terms have the meanings specified below:

          5.1. "BOARD" OR "BOARD OF DIRECTORS."  The Board of
                -----------------------------
Directors of the Company.

          5.2. "CAUSE."  (a)  the commission by Executive in the
                ------
course of his employment by the Company of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction);

               (b) any willful act or omission by Executive that may have a materially adverse effect on the Company or is in reckless disregard of the interests of the Company;

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               (c)  the gross neglect by Executive to perform his
duties with the Company in accordance with the operating and personnel policies and procedures of the Company generally applicable to all employees of the Company (other than any failure or neglect caused by or resulting from Executive's incapacity due to physical or mental illness or injury) or willful insubordination to the Board of Directors in the conduct of his duties hereunder; or

               (d) the consistent failure by Executive to perform the duties and objectives specified for Executive from time to time by the Board of Directors of the Company consistent with Section 1 hereof.

          5.3. "CHANGE IN CONTROL."  A "Change in Control" means a
                -----------------
change in the ownership or sale of the then-outstanding common stock of the Company by the shareholders thereof or the acquisition of the Company by another company or other entity or by shareholders thereof,
(i) through a sale or other acquisition of all or substantially all of the Company's assets, (ii) through an acquisition of more than 50% of the then-outstanding common stock of the Company in a single transaction or in related transactions, whether or not any of such shareholders included in the more than 50% group were shareholders of the Company before to the Change of Control, or (iii) as a result of a merger, consolidation or other reorganization involving the Company, after which such other company, association, entity or shareholders thereof own either directly or indirectly, more than 50% of the outstanding common stock or of the assets of the Company.

          5.4. "CODE."  The Internal Revenue Code of 1986, as amended.
                ----

          5.5. "DISABILITY" OR "DISABLED."  Executive's absence from
                ------------------------
his duties on a full-time basis for 180 consecutive business days as a result of incapacity due to physical or mental illness or injury.

          5.6. "GOOD REASON."  A "Good Reason" for termination by
                -----------
Executive of Executive's employment means the occurrence (without the Executive's express written consent), within the twenty-four (24) month period following the date of a Change in Control or during the period commencing on the first date on which a Threatened Change in Control becomes manifest and until it ends, of any one of the following acts by the Company, or failure by the Company to act, unless, in the case of any act or failure to act described in paragraph (i), (v), or (vi) below, such act or failure to act is corrected before to the Date of Termination specified in the Notice of Termination given in respect thereof:

               (i) the assignment to Executive of any duties inconsistent with Executive's title and status as set forth this Agreement, or a substantial adverse alteration in the nature or status of Executive's responsibilities at the Company from those in effect immediately before the Change in Control or Threatened Change in Control (other than any such alteration primarily attributable to the fact that the Company may no longer be a public company);

               (ii) a substantial reduction of the Executive's annual salary;

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               (iii)     the relocation of Company's principal
executive offices to a location outside of Atlanta, Georgia, or the Company's requiring Executive to be based anywhere other than the Company's principal executive offices, except for required travel on the Company's business to an extent substantially consistent with Executive's present business travel obligations;

               (iv) the failure by the Company, without Executive's consent, to pay to Executive any portion of Executive's then-current compensation (including annual salary and annual bonus);

               (v) the failure by the Company to continue in effect any compensation plan in which Executive participates immediately before to the Change in Control or Threatened Change in Control, which is material to Executive's total compensation unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation in such plan (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Executive's participation relative to other participants, as existed at the time of the Change in Control or Threatened Change in Control;

               (vi) any purported termination of Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 6.1; for purposes of this Agreement, no such purported termination will be effective.

     The Executive's right to terminate his employment for Good Reason will not be affected by the Executive's incapacity due to physical or mental illness, except for a Disability as defined in Section 5.5.
The Executive's continued employment will not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          5.7. "PERSON."  Any individual, corporation, limited
                ------
liability company, Company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

          5.8. "THREATENED CHANGE IN CONTROL."  Any pending tender
                ----------------------------
offer for the Company's outstanding shares of common stock, or any pending bona fide offer to acquire the Company by merger or consolidation, or any other pending action or plan to effect a Change in Control of the Company.

     6.   TERMINATION PROCEDURES.
          ----------------------

          6.1. "NOTICE OF TERMINATION."  During the term of this
                ---------------------
Agreement, any termination of Executive's employment (other than by reason of death) must be communicated by written Notice of Termination from one party to the other party in accordance with SECTION 4.1 or
4.2. For purposes of this Agreement, a "Notice of Termination" means a notice which indicates the specific termination provision in this Agreement relied upon and will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

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          6.2. "DATE OF TERMINATION."  "Date of Termination," with
                -------------------
respect to any termination of Executive's employment during the term of this Agreement, will mean (i) if Executive's employment is terminated by his death, the date of his death, (ii) if Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Executive will not have returned to the full-time performance of Executive's duties during such thirty (30) day period), and (iii) if Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, will not be less than thirty (30) days, except in the case of a termination for Cause and, in the case of a termination by the Executive under clauses (i) or (ii) of Section 4.1(a), will not be less than thirty
(30) days from the date such Notice of Termination is given).

     7.   COVENANTS OF EXECUTIVE.  Executive acknowledges that before
          ----------------------
and during the term of this Agreement, the Company has furnished and will furnish Confidential Information developed by the Company and of continuing value to the Company, which could be used by Executive on behalf of a competitor of the Company to its substantial detriment. Moreover, the parties recognize that during the course of his employment with the Company, Executive may develop important relationships with customers and others having valuable business relationships with the Company. In view of the foregoing, Executive acknowledges and agrees that the restrictive covenants contained in this Section 7 are reasonably necessary to protect the Company's legitimate business interests and goodwill

          7.1. Covenant Against Disclosure or Use of Confidential
               --------------------------------------------------
Information.   Executive agrees that he will not, except with the
-----------
prior written approval of the Company, disclose Confidential Information to any person or firm other than the Company, or use Confidential Information for personal financial gain within three (3) years of the expiration or termination of this Agreement for whatever cause, except that these restrictions will not apply to information that will become generally known through no fault of Executive, information that is disclosed to Executive by a third party that has legitimate and unrestricted possession thereof and the unrestricted right to make such disclosure, information that Executive can demonstrate was within his legitimate and unrestricted possession before his employment by the Company or its predecessor or other information not rising to the level of a trade secret after 2 years from expiration or termination of this Agreement. "Confidential Information" means all business records, trade secrets, know-how concerning marketing, customer lists or compilations, financial information, personnel data, information contained in any documents prepared by or for the Company and its Executives at the Company's expense or on the Company's time or otherwise in furtherance of the Company's business, and made available only to the Company and such of its authorized agents as may be necessary to further the Company's business, and other confidential information obtained by Executive in the course of his employment hereunder. Executive further agrees to return to the Company all of the above business records and any and all copies of the same in his control upon termination of employment with the Company for any reason whatsoever.

          7.2.      Covenant Against Post-Termination Competition.
                    ---------------------------------------------
Executive agrees if his employment hereunder is terminated for any reason he will not, directly or indirectly, individually or on behalf of any Person other than the Company, for a period of six (6) months after such termination:

          (a) own, control, manage or otherwise participate in the ownership, control or management of a business engaged in the provision of banking products and services including commercial and

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institutional lending and related services ("Banking Services") within any part of the Territory; except for passive investments in publicly traded companies;

          (b) solicit any Customers for the purpose of selling to them products or services competitive with the products or services sold by the Company at the time of such termination;

          (c) provide Banking Services for or on behalf of any Person (other than for or on behalf of the Company) which is engaged within the Territory in a business similar to the Business; or

          (d) solicit or induce, or in any manner attempt to solicit or induce, any person employed by the Company to leave such employment, whether or not such employment is pursuant to a written contract with the Company and whether or not such employment is at will.

          For the purpose of this Section, "Customers" means all Persons that (a) Executive serviced or solicited on behalf of the Company, (b) whose dealings with the Company were coordinated or supervised, in whole or in part, by Executive, or (c) about whom Executive obtained Confidential Information, in each case during the one-year period immediately prior to any termination or expiration of Executive's employment with the Company. "Territory" means the Georgia counties of Fulton, DeKalb, Cobb, Gwinnett, Fayette, Douglas and the county of Dade in Florida if the Company conducts business in that market, which is the territory in which the Company conducts its business.

          7.3. Return of Company Documents and Equipment.  Upon
               -----------------------------------------
termination or expiration of Executive's employment for any reason, or at any time upon the Company's request, Executive shall deliver to the
Company: all (a) files, customer lists, price lists, management reports, memoranda, research, forms, financial data and reports, and other documents supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control; (b) computers, modems, diskettes, instruments, tools, devices, equipment, videos, tapes, drawings, papers, notes and other materials, and any copies thereof, in Executive's possession or control that relate in any way to the business or to Executive's employment with the Company; and (c) other property relating to the employment of Executive, including without limitation credit cards, telephone cards, office keys, desk keys, car keys and security passes.

          7.4.      SURVIVAL.  Executive's obligations under this
                    --------
Section 7 will survive any expiration or termination of this Agreement.

     8.   MISCELLANEOUS PROVISIONS.
          ------------------------
          8.1  NOTICES.  All notices, demands or other communications
               -------
required or permitted to be given hereunder shall be in writing and delivered in person or sent (a) by pre-paid, first class, certified or registered air mail, return receipt requested, (b) by a national express courier service or (c) by facsimile transmission to the intended recipient thereof, at its address or facsimile number below. Any such notice shall be deemed to have been duly given immediately if given by confirmed facsimile, or five (5) days after mailing, or the second business day after delivery to a national express courier

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service, and in proving the same it shall be sufficient to show that the envelope containing the notice was duly addressed, stamped and posted (or that the envelope was delivered to the national express courier service), or that receipt of a facsimile was confirmed by the recipient.

               To the Company:     United Americas Bankshares, Inc.
                                   ______________________
                                   ______________________
                                   Attention:  Salvador Diaz-Verson, Chairman

               With a copy to:     Reinaldo Pascual, Esq.
                                   Kilpatrick Stockton LLP
                                   Suite 2800
                                   1100 Peachtree Street, N.E.
                                   Atlanta, Georgia  30309-4530
                                   Facsimile: (404) 815-6500

               To Executive:       Vincent D. Cater
                                   23 Stillhouse Road
                                   Atlanta, Georgia  30339

Either party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

          8.2  PROVISIONS SEVERABLE.  If any provision or covenant, or
               --------------------
any part thereof, of this Agreement is held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which will remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement will be replaced by a valid provision that will implement the commercial purpose of the illegal, invalid or unenforceable provision.

          8.3  REMEDIES.  Executive acknowledges that if he breaches
               --------
or threatens to breach his covenants and agreements in this Agreement, his actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach this Agreement, the Company will be entitled to injunctive relief, in addition to any other rights or remedies of the Company.

          8.4  WAIVER.  No failure of either party to insist, in one
               ------
or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement will be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

          8.5  AMENDMENTS AND MODIFICATIONS.  This Agreement may be
               ----------------------------
amended or modified only by a writing signed by both parties hereto.


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          8.6  GOVERNING LAW.  The validity and effect of this
               -------------
Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to its principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal the day and year first-above written.

                              UNITED AMERICAS BANKSHARES, INC.


                                   /s/ Salvador Diaz-Verson
                              By:   Salvador Diaz-Verson
(COMPANY SEAL)                Title: cHAIRMAN




                              EXECUTIVE



                               /s/ Vincent D. Cater  (L.S.)
                              Vincent C. Cater




                                  -9-
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                                         EXHIBIT A


                  NONQUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT, made as of the ______ day of _____________________, 19___ (the "Grant Date"), between United
Americas Bankshares, Inc., a Georgia corporation (the "Company"), and Vincent D. Cater (the "Optionee").

     WHEREAS, the Optionee performs services for the Company; and

     WHEREAS, the Board of Directors of the Company has determined to grant the Option to the Optionee as provided herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Grant of Option.
          ---------------

          1.1 The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 25,000 whole shares of the Company's Common Stock, $____ par value per share ("Shares") subject to, and in accordance with, the terms and conditions set forth in this Agreement.

          1.2 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     2.   Purchase Price.
          --------------

          The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $_____________ per Share.

     3.   Duration of Option.
          ------------------

          The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the "Exercise Term"); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof.

     4.   Exercisability of Option.
          ------------------------

     Unless otherwise provided in this Agreement, the Option shall entitle the Optionee to purchase, in whole at any time or in part from time to time, 10,000 of the total number of Shares covered by the Option upon the opening of the banking subsidiary of the Company (the "First Vesting Date") and an additional 3,000 of the total number of Shares covered by the Option on each on the first, second, third, fourth and fifth anniversaries of the First Vesting Date, and each such right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided during the remaining period of the Exercise Term.

     5.   Manner of Exercise and Payment.
          ------------------------------

          5.1 Subject to the terms and conditions of this Agreement, the Option may be exercised by delivery of written notice to the Company, at its principal executive office. Such notice shall state
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that the Optionee is electing to exercise the Option and the number of
Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Company, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

          5.2 The notice of exercise described in Section 5.1 shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, in cash, by check or by transferring
Shares to the Company having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such Shares are substituted.

          5.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

          5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

     6.   Termination of Employment.
          -------------------------

          If the employment of the Optionee with the Company and its Subsidiaries shall terminate for any reason, all nonvested Options shall be forfeited. If the Company terminates Optionee's employment without Cause (as defined in the employment agreement between Optionee and the Company), all then vested Options may be exercised for a period of ninety (90) days from the date of termination, but in no event later than the expiration of the Exercise Term. If Optionee's employment is terminated by the Optionee for any reason other than death or disability or if the Company terminates Optionee for Cause, the Optionee's right to exercise any then outstanding Options (whether or not vested) shall terminate immediately upon termination of employment.

          If the Optionee's termination of employment is due to death, all nonvested Options shall be forfeited, and all then vested Options shall continue to be exercisable at any time within six (6) months after the date of such termination of employment, but in no event after the expiration of the Exercise Term. In the event of the Optionee's death, the Option shall be exercisable, to the extent provided in this Agreement, by such persons that have acquired Optionee's rights by will or the laws of descent and distribution, or if no such person exists, by the Optionee's estate or a representative of the Optionee's estate.

     7.   Effect of Change in Control.
          ---------------------------

          Notwithstanding anything contained to the contrary in this Agreement, in the event of a Change in Control (as defined in the Optionee's Employment Agreement) , the Option shall become immediately and fully exercisable.

                                  2
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     8.   Nontransferability.
          ------------------

          During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee, or if the Optionee is disabled, by his duly appointed guardian or legal representative.

     9.   No Right to Continued Employment.
          --------------------------------

          Nothing in this Agreement shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company or a Subsidiary, nor shall this Agreement interfere in any way with the right of the Company or a Subsidiary to terminate the Optionee's employment at any time.

     10.  Adjustments.
          -----------

          In the event of (i) any dividend payable in Shares of Common
Stock, (ii) any recapitalization, reclassification, split-up, consolidation of, or other change in, the Common Stock, or (iii) an exchange of the then outstanding shares of Common Stock, in connection with a merger, consolidation, or other reorganization of the Company, or a sale by the Company of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation; then the number and class of Shares or other securities that shall be subject to this Option and/or the purchase price per Share which must be paid thereafter upon exercise of this Option shall automatically be appropriately adjusted to reflect the event described in (i), (ii), or (iii) above. The Company's adjustment shall be effective and final, binding and conclusive for all purposes of this Agreement.

     11.  Terminating Events.
          ------------------

          Subject to Section 7 hereof, upon the effective date of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Option shall continue in effect in accordance with its terms and the Optionee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other considera-tion that each holder of Shares was entitled to receive in the Transaction.

     12.  Withholding of Taxes.
          --------------------

          The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the Option. If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay the Withholding Taxes to the Company in cash prior to the issuance of such Shares. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Company, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value equal to the withholding Taxes, provided that, if the Optionee may be subject to liability under Section 16(b) of the Exchange Act, the election must comply with the requirements applicable to Share transactions by such Optionees.


     13.  Modification of Agreement.
          ------------------------

     This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

     14.  Severability.
          ------------

          Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

     15.  Governing Law.
          -------------

          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia without giving effect to the conflicts of laws principles thereof.

     16.  Successors in Interest.
          ----------------------

          This Agreement shall inure to the benefit of and be binding upon each successor corporation. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

     17.  Resolution of Disputes.
          ----------------------
          Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Board of Directors. Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.



ATTEST:                       UNITED AMERICAS BANKSHARES, INC.


                              By:_______________________________
Secretary                         Chairman of the Board


                              __________________________________
                              Vincent D. Cater







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